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                                                               EXHIBIT 10.172

                 ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of March 20, 1998 (this "Agreement"), is made by and between LS POWER CORPORATION, a Delaware corporation (the "Assignor"), and COGENTRIX ENERGY, INC., a Delaware corporation (the "Assignee") (unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Securities Purchase Agreement referenced below).


                          W I T N E S S E T H:

     WHEREAS, the Assignor, Granite Power Partners, L.P., a Delaware limited partnership ("Granite"), the Assignee, Cogentrix Mid-America, Inc., a Delaware corporation, Cogentrix Cottage Grove, LLC, a Delaware limited liability company, and Cogentrix Whitewater, LLC, a Delaware limited liability company, have entered into that certain Securities Purchase Agreement dated as of March 6, 1998 (the "Securities Purchase Agreement"), which provides for the sale by the Sellers, and the purchase by the Purchasers, of all of the Securities in the Acquired Companies (the "Acquisition");

     WHEREAS, the Assignor is a party to certain management service agreements with certain of the Acquired Companies listed on Exhibit A hereto (the "Management Agreements");

     WHEREAS, in connection with the Acquisition, the Assignor desires to assign, and the Assignee desires to assume, all of the Assignor's right, title and interest in the Management Agreements (the "Assignment"); and

     WHEREAS, the Assignor and the Assignee have agreed that certain management and personnel of the Assignor will be available to provide services to the Assignee after the date hereof, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Assignor and Assignee, the Assignor hereby assigns, transfers and sets over to the Assignee all of the Assignor's rights and interests in and to the Management Agreements, and Assignee hereby expressly accepts such assignment and agrees to, and does hereby assume, and agrees hereafter, to timely pay, perform or discharge each and every of the obligations and liabilities of the Assignor under the Management Agreements. The Assignee further agrees to indemnify and hold the Assignor harmless from any claim or liability arising under or as a result of any obligations and liabilities to be paid, performed or discharged pursuant to the Management Agreements after the date hereof.

     The Assignor further covenants and agrees that, at the reasonable request of the Assignee and without further consideration, but at no additional cost to the Assignor, the Assignor will execute such other instruments of conveyance, transfer and assignment and take such further action as may be reasonably required in order to grant, bargain, sell, assign,

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transfer, set over or deliver to Assignee, its successors and assigns, the
Management Agreements transferred hereunder.

     This Agreement shall be binding upon, and shall inure to the benefit of, the Assignee, the Assignor, and each of their successors and assigns, and shall be subject to the terms and conditions of the Securities Purchase Agreement.

     From the date hereof through April 30, 1998 (the "Initial Period"), the Assignor shall cause the appropriate members of its management to provide Purchasers with reasonable assistance and cooperation to effect (i) the timely and efficient transfer of management, records, files and other documents and (ii) the preparation of required reports and filings for the Acquired Companies. The assistance provided during the Initial Period shall be at no cost to Purchasers other than reimbursement of reasonable out-of-pocket expenses incurred by Assignor in providing such assistance.
In addition to the assistance provided under the preceding sentence, for the 11-month period following April 30, 1998 (the "Annual Period"), the Assignor shall (i) cause its Principals (as defined below) to be available to provide assistance and consulting to the Purchasers for no more than 10 hours per month at no cost, other than reasonable out-of-pocket expenses to Purchasers and (ii) cause its Management (as defined below) to reasonably consult with representatives of the Purchasers concerning the management and operation of the Acquired Companies and their respective businesses on and prior to Closing, including without limitation with respect to (a) pending litigation, claims and related matters, (b) supplier, manager, customer, personnel and other business relationships, (c) regulatory, environmental, tax and other governmental matters, (d) the EPC Contracts with Westinghouse Electric Corporation and (e) the Operation and Maintenance Agreements with Westinghouse Operating Services Company, Inc. The Assignee shall pay for the assistance and consulting provided during the Annual Period by the Management on an hourly basis at the commercially reasonable rates described on Exhibit B hereto, and the Assignee agrees to reimburse the Assignor for all reasonable out-of-pocket expenses incurred by the Assignor. For purposes of this Agreement, the term "Principals" shall collectively mean Mikhail Segal and Michael Liebelson, and the term "Management" shall collectively mean Frank Hardenbergh, Mark Brennan and Kimberly Bonnell.

     Upon no less than four days' advance notice, the Assignee will permit representatives of the Assignor and its affiliates and a reasonable number of guests to visit the respective properties of the Acquired Companies during normal business hours; provided, however, that the Assignor agrees to, and agrees to cause its guests to, hold all information regarding the properties and their operations confidential.

     Assignor represents and warrants to the Assignee that no Management Fees (as defined in the Management Agreements) have been paid to the Assignor pursuant to any of the Management Agreements for the period beginning April 1, 1998, and that no Management Expenses (as defined in the Management Agreements) and Reimbursable Management Costs (as defined in the Management Agreements) have been paid to the Assignor pursuant to any of the Management Agreements for the period beginning February 1, 1998. The Assignor and the Assignee agree that all Management Fees payable to the Assignor for services performed after April 1, 1998 and all Management Expenses and Reimbursable Management Costs incurred by Assignor after

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February 1, 1998 shall be paid to the Assignee.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK).

     The Assignee agrees that none of the Principals or Management shall have any liability for any assistance or consulting provided in good faith under this Agreement or otherwise in respect of any claim, demand, action, suit or proceeding arising hereunder.

     All notices, consents, calls, approvals, reports, designations, requests, waivers, elections and other communications (collectively, "Notices") authorized or required to be given pursuant to this Agreement shall be given in writing and (i) personally served on the party to whom it is given, (ii) mailed by registered or certified mail, postage prepaid or
(iii) sent by courier guaranteeing overnight delivery, in each case to the addresses set forth in the Securities Purchase Agreement.

     All Notices shall be deemed given when delivered. Any party may change its address and/or telephone number for the receipt of Notices at any time by giving Notice thereof to the parties hereto.

     This Agreement shall become effective when it shall have been executed by the parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The term of this Agreement shall be the period commencing as of the date hereof and ending the date 13 months thereafter. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

     Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by all of the parties hereto. Neither this Agreement nor any provision hereof may be transferred or assigned to any other Person without the written consent of the other party; provided, however, the Assignee shall have the right to assign its obligations hereunder to any of its Affiliates.

     This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement between the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION

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WITH THIS AGREEMENT.  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this paragraph.

     In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

               [Remainder of page intentionally left blank.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, effective as of the day and year first above written.

                                ASSIGNOR:

                                LS POWER CORPORATION



                                By:   /s/ Frank E. Hardenbergh
                                     ---------------------------
                                Name:  Frank E. Hardenbergh
                                Title: Vice President, General
                                       Counsel and Secretary


                                ASSIGNEE:

                                COGENTRIX ENERGY, INC.



                                By:   /s/ James R. Pagano
                                     -------------------------
                                Name:  James R. Pagano
                                Title: Group Senior Vice President
                                       Chief Financial Officer

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                               EXHIBIT A

                         Management Agreements
                         ---------------------


1. Management Services Agreement between LS Power Corporation and LSP-Whitewater Limited Partnership dated May 1, 1995.

2. Management Services Agreement between LS Power Corporation and LSP-Cottage Grove, L.P. dated May 1, 1995.

3. Management Services Agreement between LS Power Corporation and LSP-Whitewater I, Inc. dated May 1, 1995.

4. Management Services Agreement between LS Power Corporation and LSP-Cottage Grove, Inc. dated May 1, 1995.

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                               EXHIBIT B

                            Management Rates
                            ----------------


1.   Frank Hardenbergh - $175/hour

2.   Mark Brennan - $125/hour

3.   Kimberly Bonnell (Administrative Assistant) - $40/hour

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